Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Denali Holding Inc. of our reports dated December 14, 2015 relating to the consolidated financial statements of Dell Inc. and its subsidiaries (the “Predecessor”), and the consolidated financial statements of Denali Holding Inc. and its subsidiaries (the “Successor”), which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

February 12, 2016